Exhibit 99.1
For Immediate Release

TrueCar Reports Fourth Quarter and Full Year 2020 Financial Results

SANTA MONICA, CALIF., February 24, 2021 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

The following financial results reflect continuing operations only:

•Fourth quarter total revenue of $64.0 million, down (25)% from $84.9 million in the fourth quarter of 2019.
•Fourth quarter loss from continuing operations of $(7.7) million, or $(0.07) per basic and diluted share, compared to loss from continuing operations of $(9.7) million, or $(0.09) per basic and diluted share, in the fourth quarter of 2019.
•Fourth quarter Non-GAAP net loss(1) of $(1.1) million, or $(0.01) per basic and diluted share, compared to Non-GAAP net loss of $(2.6) million, or $(0.02) per basic and diluted share, in the fourth quarter of 2019.
•Fourth quarter Adjusted EBITDA(2) of $6.1 million, representing an Adjusted EBITDA margin(3) of 9.5%, compared to Adjusted EBITDA of $1.7 million, representing an Adjusted EBITDA margin of 2.0%, in the fourth quarter of 2019.

2020 Financial Highlights

The following financial results reflect continuing operations only:

•Total revenue of $278.7 million, down (16.8)% from $335.0 million in FY 2019.
•Loss from continuing operations of $(19.8) million, or $(0.19) per basic and diluted share, compared to loss from continuing operations of $(58.3) million, or $(0.55) per basic and diluted share, in FY 2019.
•Non-GAAP net income of $20.2 million, or $0.19 per basic and diluted share, compared to Non-GAAP net loss of $(8.7) million, or $(0.08) per basic and diluted share, in FY 2019.
•Adjusted EBITDA of $42.1 million, representing an Adjusted EBITDA margin of 15.1%, compared to Adjusted EBITDA of $8.2 million, representing an Adjusted EBITDA margin of 2.4%, in FY 2019.
•Cash and cash equivalents of approximately $273 million at December 31, 2020.

(1)Non-GAAP net income (loss) is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net income (loss) below.
(2)Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net income (loss) below.
(3)Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.

Management Commentary

“Thanks to the many decisive actions we took throughout 2020, we delivered a strong fourth quarter with financial performance well above expectations,” said Mike Darrow, TrueCar’s President and Chief Executive Officer. “More importantly, we head into 2021 with a number of tailwinds behind us, including our recently announced Navy Federal partnership and the roll-out of our Deal Builder experience, yet another significant step towards becoming the industry’s leading end-to-end online car buying solution.”

Key Operating Metrics

•Average monthly unique visitors(4) increased 2% to 7.9 million in the fourth quarter of 2020, up from approximately 7.7 million in the fourth quarter of 2019. In FY 2020, average monthly unique visitors increased 12% to approximately 8.4 million, up from 7.4 million in FY 2019.
•Units(5) were 166,474 in the fourth quarter of 2020, down from 248,037 in the fourth quarter of 2019. In FY 2020, units were 766,413, down from 998,495 in FY 2019.
•Monetization(6) was $382 during the fourth quarter of 2020, compared to $342 during the fourth quarter of 2019. Monetization was $352 during FY 2020, compared to $335 during FY 2019.
•Franchise dealer count(7) was 10,589 as of December 31, 2020, a (1)% decrease from 10,745 as of September 30, 2020.
•Independent dealer count(8) was 3,794 as of December 31, 2020, a (2)% decrease from 3,858 as of September 30, 2020.

Business Outlook

For the first quarter ending March 31, 2021, we expect revenues to be in the range of $60 million to $62 million. We expect to grow revenues sequentially from there, with a bit less sequential improvement from the third to the fourth quarter as a result of typical seasonality. As it relates to Adjusted EBITDA, it is management’s view that accelerating unit growth takes priority over near-term profitability in the first quarter. However, we expect a healthy Adjusted EBITDA for the remainder of the year.

(4)We define a monthly unique visitor as an individual who has visited our website, our landing pages on our affinity group marketing partner sites or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in the period.
(5)We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our mobile applications or the car-buying sites and mobile applications that we maintain for our affinity group marketing partners.
(6)We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue (dealer revenue and OEM incentives revenue) in a given period by the number of units in that period.
(7)We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold at each individual location, or rooftop, regardless of the size of the dealership that owns the rooftop.
(8)We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location, or rooftop, individually, regardless of the size of the dealership that owns the rooftop.

Conference Call Information

Members of our management will host a conference call today, February 24, 2021, to discuss our fourth quarter and full year 2020 results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-870-4263 and international callers should dial 1-412-317-0790. A replay of the call may be accessed the same day from 7:30 p.m. Eastern Time on Wednesday, February 24, 2021 until 11:59 p.m. Eastern Time on Wednesday, March 3, 2021 by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and entering replay PIN 10151984. An archived version of the call will also be available upon completion on the Investor Relations section of our website at ir.truecar.com. We have used, and intend to continue to use, our Investor Relations website (ir.truecar.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our future revenue growth potential and opportunities and our outlook for the first quarter and full year 2021, including our expectations regarding future revenue and Adjusted EBITDA. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the Securities and Exchange Commission, or SEC, and our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net (loss) income and Non-GAAP net (loss) income per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment, other expense (income), impairment of lease right-of-use assets, and income taxes. We define Non-GAAP net (loss) income as net loss adjusted to exclude stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment, other expense (income), impairment of lease right-of-use assets, and related income tax impact of these adjustments. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net (loss) income to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net (loss) income should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net (loss) income as operating performance measures because each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net (loss) income facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net (loss) income and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net (loss) income has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;
•neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects severance charges associated with the departures of certain of our former executives in the second quarter of 2019;
•neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects charges associated with a restructuring plan initiated and completed in the second quarter of 2020 and first quarter of 2019 to improve efficiency and reduce expenses;
•neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the legal, accounting, consulting and other third-party fees and costs that we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions;
•neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;
•neither Adjusted EBITDA nor Non-GAAP net (loss) income considers the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and
•other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net (loss) income differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net (loss) income alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net (loss) income, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net (loss) income and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net (loss) income that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar is a leading automotive digital marketplace that enables car buyers to connect to our nationwide network of Certified Dealers. We are building the industry's most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars — all with a clear view of what's a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great car buying experience. As part of our marketplace, TrueCar powers car-buying programs for over 250 leading brands, including AARP, Sam's Club and American Express. Nearly half of all new-car buyers engage with TrueCar powered sites, where they buy smarter and drive happier. TrueCar is headquartered in Santa Monica, California, with offices in Austin, Texas and Boston, Massachusetts.

For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free) | Email: pr@truecar.com

Investor Relations Contact:
Danny Vivier
Vice President, Investor Relations and Strategic Finance
424-258-8017
dvivier@truecar.com

Public Relations & Media Contact
Shadee Malekafzali
Senior Director, Public Relations
424-258-8694
shadee@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenues	$63,960	$84,884	$278,678	$335,046
Costs and operating expenses:
Cost of revenue	5,146	6,270	21,549	27,828
Sales and marketing	36,549	55,855	151,915	226,977
Technology and development	10,069	12,215	44,930	56,114
General and administrative	13,737	15,380	49,989	64,318
Depreciation and amortization	5,226	5,042	20,547	20,665
Goodwill impairment	—	—	8,264	—
Total costs and operating expenses	70,727	94,762	297,194	395,902
Loss from operations	(6,767)	(9,878)	(18,516)	(60,856)
Interest income	10	477	462	2,480
Other (expense) income	(252)	—	198	—
Loss from equity method investment	(529)	(543)	(1,989)	(1,280)
Loss from continuing operations before income taxes	(7,538)	(9,944)	(19,845)	(59,656)
Provision for (benefit from) income taxes	126	(241)	(6)	(1,321)
Loss from continuing operations	$(7,664)	$(9,703)	$(19,839)	$(58,335)
Income from discontinued operations, net of taxes	95,680	890	97,533	3,445
Net income (loss)	$88,016	$(8,813)	$77,694	$(54,890)
Income (loss) per share, basic and diluted
Continuing operations	$(0.07)	$(0.09)	$(0.19)	$(0.55)
Discontinued operations	$0.93	$0.01	$0.92	$0.03

Weighted average common shares outstanding, basic and diluted	103,029	106,681	106,315	105,805

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$273,314	$181,534
Accounts receivable, net	32,923	38,239
Prepaid expenses	5,800	7,158
Other current assets	12,901	6,033
Current assets of discontinued operations	—	6,777
Total current assets	324,938	239,741
Property and equipment, net	21,421	27,781
Operating lease right-of-use assets	29,192	36,064
Goodwill	51,205	59,469
Intangible assets, net	6,600	9,000
Equity method investment	19,905	21,894
Other assets	4,800	3,620
Noncurrent assets of discontinued operations	—	24,118
Total assets	$458,061	$421,687
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,198	$21,319
Accrued employee expenses	6,506	5,969
Operating lease liabilities, current	4,771	5,875
Accrued expenses and other current liabilities	17,252	20,252
Current liabilities of discontinued operations	—	755
Total current liabilities	41,727	54,170
Deferred tax liabilities	40	783
Operating lease liabilities, net of current portion	31,974	37,127
Other liabilities	388	2,336
Total liabilities	74,129	94,416
Stockholders’ Equity
Common stock	10	11
Additional paid-in capital	738,290	759,322
Accumulated deficit	(354,368)	(432,062)
Total stockholders’ equity	383,932	327,271
Total liabilities and stockholders’ equity	$458,061	$421,687

TRUECAR, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income (loss)	$88,016	$(8,813)	$77,694	$(54,890)
Income from discontinued operations, net of taxes	(95,680)	(890)	(97,533)	(3,445)
Loss from continuing operations	(7,664)	(9,703)	(19,839)	(58,335)

Non-GAAP adjustments:
Interest income	(10)	(477)	(462)	(2,480)
Depreciation and amortization	5,226	5,042	20,547	20,665
Stock-based compensation (1)	5,445	6,202	23,077	36,462
Share of net loss of equity method investment	529	543	1,989	1,280
Certain litigation costs (2)	—	139	(1,939)	1,575
Executive departure costs (3)	—	138	—	5,089
Restructuring charges (4)	—	—	8,346	3,015
Transaction costs (5)	—	—	—	1,926
Change in fair value of contingent consideration	31	75	182	300
Goodwill impairment (6)	—	—	8,264	—
Other expense (income)	252	—	(198)	—
Impairment of right-of-use (“ROU”) assets (7)	2,136	—	2,136	—
Provision for (benefit from) income taxes	126	(241)	(6)	(1,321)
Adjusted EBITDA	$6,071	$1,718	$42,097	$8,176

(1)The excluded amount includes stock-based compensation of $7.2 million incurred in the second quarter of 2019 associated with the acceleration of certain equity awards and the extension of the exercise period for certain vested stock options related to the departures of certain executives, including our former chief executive officer.
(2)The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits. For the year ended December 31, 2020, the excluded amount also includes a $2.0 million payment received from one of our insurance carriers in settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters.
(3)The excluded amounts include $4.6 million in executive severance costs, as well as related recruiting fees of $0.5 million, associated with the separation of our former chief executive officer and the termination of executive-level employees in connection with the change in chief executive officer in the second quarter of 2019. We believe excluding the impact of these terminations and the associated chief executive officer recruiting fees is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(4)The excluded amounts represent charges associated with the restructuring plans undertaken in the second quarter of 2020 and first quarter of 2019 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(5)The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of operations. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.
(6)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(7)The excluded amount represents an impairment charge on our ROU assets associated with certain of our existing office locations. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET (LOSS) INCOME
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income (loss)	$88,016	$(8,813)	$77,694	$(54,890)
Income from discontinued operations, net of taxes	(95,680)	(890)	(97,533)	(3,445)
Loss from continuing operations	(7,664)	(9,703)	(19,839)	(58,335)

Non-GAAP adjustments:
Stock-based compensation (1)	5,445	6,202	23,077	36,462
Loss from equity method investment	529	543	1,989	1,280
Certain litigation costs (2)	—	139	(1,939)	1,575
Executive departure costs (3)	—	138	—	5,089
Restructuring charges (4)	—	—	8,346	3,015
Transaction costs (5)	—	—	—	1,926
Changes in the fair value of contingent consideration	31	75	182	300
Goodwill impairment (6)	—	—	8,264	—
Other expense (income)	252	—	(198)	—
Impairment of right-of-use (“ROU”) assets (7)	2,136	—	2,136	—
Tax effect of above adjustments	(1,845)	—	(1,845)	—
Non-GAAP net (loss) income (8)	$(1,116)	$(2,606)	$20,173	$(8,688)

Non-GAAP (loss) income per share:
Basic	$(0.01)	$(0.02)	$0.19	$(0.08)
Diluted	$(0.01)	$(0.02)	$0.19	$(0.08)

Weighted average common shares outstanding:
Basic	103,029	106,681	106,315	105,805
Diluted	103,029	106,681	107,581	105,805

(1)The excluded amount includes stock-based compensation of $7.2 million incurred in the second quarter of 2019 associated with the acceleration of certain equity awards and the extension of the exercise period for certain vested stock options related to the departures of certain executives, including our former chief executive officer.

(2)The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits. For the year ended December 31, 2020, the excluded amount also includes a $2.0 million payment received from one of our insurance carriers in settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters.

(3)The excluded amounts include $4.6 million in executive severance costs, as well as related recruiting fees of $0.5 million, associated with the separation of our former chief executive officer and the termination of executive-level employees in connection with the change in chief executive officer in the second quarter of 2019. We believe excluding the impact of these terminations and the associated chief executive officer recruiting fees is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.

(4)The excluded amounts represent charges associated with the restructuring plans undertaken in the second quarter of 2020 and first quarter of 2019 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.

(5)The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of operations. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.

(6)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(7)The excluded amount represents an impairment charge on our ROU assets associated with certain of our existing office locations. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.
(8)For the three months and year ended December 31, 2019, there was no income tax impact related to the adjustments made to calculate Non-GAAP net (loss) income because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets for all periods shown.